As filed with the Securities and Exchange Commission on June 26 , 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
AMENDMENT 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MEDIA SYSTEMS CO (Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	87-0736406 (I.R.S. Employer Identification No.)

5190 Neil Road, Suite 430, Reno, NV 89502 Phone: 1-866-651-2219 Fax: 1-817-549-2216 (Address and telephone number of principal executive offices)

Corporate Service Center, Inc. 5190 Neil Road, Suite 430 Reno, NV 89502 (Name, address and telephone number of agent for service)

Copies to: Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475

Approximate date of proposed sale to the public: As soon as practical after the effective date of registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common stock for sale by us.	$0.05	$400,000	$12.28

(1) Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (Securities Act). Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

American Media Systems Co.

SALE OF COMMON STOCK

This prospectus relates to the sale of up to 8,000,000 shares for $400,000 of common stock of American Media Systems Co., hereinafter referred to as "AMS" at a price of $0.05 per share. There are no minimum requirements and investor funds will immediately be available to AMS. Our President will sell the common stock to investors inside and or outside the United States. For purposes of this offering, our President may be deemed to be an underwriter of this offering. He is not a registered broker-dealer but will be offering our shares pursuant to an exemption from such broker-dealer registration pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 "the Exchange Act". He will receive no selling commissions or other remuneration in conjunction with this offering of the shares on behalf of AMS. If the entire 8 million shares of common stock are sold, we will receive gross proceeds of $400,000 before expenses of approximately $15,000. We will offer shares pursuant to this prospectus for 180 days from the date it becomes effective. No assurance can be given that we will be able to sell any shares.

Our common stock is currently traded on the OTC Bulletin Board under the symbol AMMS.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

	Price to the Public	Expenses	Proceeds to us

Per Share	$0.05	$0.01	$0.04

No Minimum	$400,000	$15,000	$385,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2007.

TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary

This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors." All dollar amounts refer to United States dollars unless otherwise noted.

Business Summary

American Media Systems Co. ("AMS") is a Nevada company incorporated on December 6, 2004. Our registered office and agent for service is located at 5190 Neil Road, Suite 430 Reno, NV 89502. Our telephone number is 1-866-651-2219 and our website is www.americanmediasystems.com. We are a startup film and production company specializing in television and feature film aerial cinematography. We have achieved losses since inception, and have been issued a going concern opinion from our auditors. We rely upon the sale of our securities to fund operations. On February 15, 2005 we acquired two series of crafting and fly-fishing instructional DVDs from our founder and sole shareholder at the time, Alexander Vesak. During the second quarter of 2005 we commenced offering aerial cinematography services to the film and television industries in addition to the production and marketing of the instructional DVDs. On May 31, 2006 we divested the DVD production business to focus on our aerial cinematography services.

Offering Summary

We are offering eight million shares of our common stock as summarized below. All funds received from this offering will immediately be available to us for use as outlined in the use of proceeds section.

Common stock offered by us	8,000,000 shares
Common stock outstanding before the offering	2,000,000 shares
Offering price	$0.05 per share
Common stock outstanding after the offering	10,000,000
Use of proceeds	Approximately $385,000 after expenses for general working capital purposes.

Summary of Financial Data

	Year Ended December 31, 2005	Year Ended December 31, 2006

Revenues	$ 99,996	$ 25,020

Operating Expenses	$ 137,272	$ 105,358

Earnings (Loss)	$ (35,640)	$ (74,999)

Earnings (Loss) Per Share	$ (0.03)	$ (0.04)

	As at December 31, 2005	As at December 31, 2006

Total Assets	$ 144,544	$ 94,211

Working Capital (Deficit)	$ 65,076	$ 15,910

Stockholder's Equity	$ 108,322	$ 42,923

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

Our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern. Our audited financial statements for the period ended December 31, 2006 and 2005 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

There are legal restrictions on the resale of the common shares offered herein, including Penny Stock Regulations under the U.S. Federal Securities Laws. These restrictions may adversely affect the ability of investors to resell their shares. Our Articles do not restrict the sale or transfer of the securities offered hereby however such sale or transfer must be made in full compliance with applicable state and federal securities laws. Our securities are subject to the penny stock rules, which apply generally to equity securities with a price of less than $5.00 per share, other than securities registered on certain national exchanges or quoted on the NASDAQ system. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers willing to engage in the trading of our shares. This results in reduced liquidity and an increase in the spread between the bid and ask price. Investors should be aware that the level of trading activity on the secondary market can be very illiquid and investors may find it expensive and difficult to sell their shares.

To date we have generated limited revenues from operations and we may have additional capital requirements to continue our operations but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired. As of March 31, 2007 and December 31, 2006 we had working capital of $4,439 and $15,910, respectively. As a result, it is difficult to expand our operations and we are dependent upon this offering to sustain and grow our business. The proceeds from this offering will be utilized over the next twelve months as specified in "Use of Proceeds" section on page 7. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we will unlikely maintain our business operations. We currently have no other plans or arrangements to raise capital for our business except for this offering.

The demand for our services is determined by factors beyond our control. We are a niche provider of specialized services for which demand is predominately generated by film and media companies requiring aerial filming. Any reduction in the demand for these services may severely limit our growth prospects.

The market for our services is limited by geographic constraints. Local knowledge and expertise of geographic attributes is an important consideration for our customers. This greatly limits our opportunity to expand to other geographic areas where other aerial cinematographers are located. These geographic constraints increase our dependence on the health and growth of the local film and media industries.

We have one officer and director and he spends only a portion of his time on our business. Mr. Vesak devotes approximately 75% of his time to the business of the company. He also has a business interest as a Director and Director of Photography and he may establish future business interests that are similar to ours but do not involve us. A conflict of interest may arise between the best interests of our company and the best interests of Mr. Vesak's other business interest. In such a situation where a conflict of interest exists any decision by Mr. Vesak which furthers the best interests of his other business interest may be harmful to our business. Additionally, we have no established parameters or understandings regarding the allocation of present or future business opportunities between us and Mr. Vesak's other business interest.

Our sole officer and director established his own internal controls over our financial reporting, disclosure controls and procedures. He is responsible for monitoring these controls and has limited experience that may lead to errors and omissions. Our sole officer and director is responsible for maintaining our financial reporting, including proper accounting records, selecting appropriate accounting principles, safeguarding assets and complying with relevant laws and regulations. His lack of experience may lead to inadequate controls and procedures resulting in errors and omissions that may go undetected and jeopardise the viability of our firm, resulting in the total loss of your investment.

If we lose the services of our President we will be left without management. Mr. Vesak has a thorough knowledge of our business and in particular aerial cinematography. Mr. Vesak is our sole officer and director and the loss of his services and knowledge of our business will likely result in the failure of our business and the total loss of your investment.

Our President has limited experience in financial accounting. Mr Vesak has limited public company experience and he has limited experience in financial accounting. He is devoting considerable time to the preparation of Exchange Act reporting documents and his lack of experience may result in errors. There can be no assurance that errors made will not cost the company and reduce the value of your investment.

We rely on consultants and if we are unable to retain these or other similarly qualified individuals, we may not be able to carry out our business operations. We are dependent upon service providers, particularly editors, writers, and camera crews. Loss of their services would adversely affect our business and our ability to maintain our operations or develop new products and services. We have not entered into any employment or non-competition agreements with these individuals and do not plan to in the future. Our success will depend on our ability to attract and retain qualified personnel. If we cannot attract and retain the necessary individuals our operating results will suffer.

We have conducted limited market research on the viability of our service. There is no guarantee that we will be able to sell enough of our service to generate a profit and failure to become profitable will result in the failure of our business. The market for our services is limited in scope and there is no assurance that our services will generate market acceptance and result in sales. The inability to sell our services will result in the failure of our business.

We conduct our business in Canadian currency, the value of which fluctuates against the U.S. dollar. An appreciation in the Canadian dollar against the US dollar will have adverse effects on our business and result of operations. The funds contemplated under this offering are denominated in US dollars but we incur approximately 90% of our expenses in Canadian denominated dollars. An increase in value of the Canadian dollar versus the US dollar would have a detrimental effect, as expenses incurred would, in turn, increase in US dollars. While certain fluctuation can be expected to continue there can be no assurance that the exchange rate will stabilize at current rates. We have not entered into any currency contracts to hedge against this risk.

Our success depends on our ability to develop, maintain and increase the sales of our services. The inability to diversify our client base, may severely limit our growth prospects. Our business success is completely dependent on our ability to develop, maintain and expand our distribution channels. Revenues derived there from represent vital funds for our continued operations. The loss or damage of any of our business relationships and or revenues derived there from will result in the inability to market our services.

Our shares are currently traded on the OTC Bulletin Board there is however, no assurance that shares purchased pursuant to this prospectus can be resold and if resold will be at prices at or above the offering price. The offering price of $0.05 per share was arbitrarily determined and bears no relationship to our earnings, book value, or any other recognized criteria of value. At the present time there is limited public market for our Common shares and we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Investors should not consider investing in this offering unless they can afford the complete loss of their investment.

Our President will be offering for sale the shares contemplated in this prospectus. He has limited experience in selling or offering shares for sale, which may negatively effect our ability to complete the offering. We are offering up to 8,000,000 shares of common stock for sale at $0.05 per share. Our President is not a registered broker-dealer and will sell the common stock on behalf of the company. His lack of experience may result in the inability to sell shares and raise funds, the failure of which will result in the inability to expand our business.

Our President owns 50.6% of the shares in the company, allowing him to control the company's future direction. If we sell 8,000,000 shares and raise $400,000 under this prospectus our President will be able to influence all matters subject to stockholder's vote. See "Security Ownership of Certain Beneficial Owners and Management."

You will suffer immediate and substantial dilution. On March 31, 2007 the book value per share was $0.01 and the public offering price is set at $0.05 per share. As a consequence new investors will experience an immediate dilution of $0.01 per share if we raise $400,000.

ITEM 4. USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by us will be up to $400,000 based on a public offering price of $0.05 per share. All funds raised in this offering will immediately be available to us and all funds will be utilized for general working capital purposes in our ongoing work of expanding our services and marketing efforts. The use of proceeds includes legal, audit, and consulting fees for assessment of business opportunities to expand and diversify our customer base. No funds contemplated in this offering will be used to reimburse any officer, director, or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced.

If we cannot succeed in implementing our strategy, then our prospects for growth are substantially undermined and without additional capitalization our capacity to survive as a going concern is unlikely.

ITEM 5. DETERMINATION OF OFFERING PRICE

We arbitrarily determined the public offering price of the shares at $0.05 per share.

The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a liquid public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

ITEM 6. DILUTION

Our book value as of March 31, 2007, was $0.01 per share. Without taking into account any changes in our book value and giving effect to the sale of 8,000,000 shares of common stock offered hereby and after deducting estimated offering expenses payable by us, the pro forma book value at March 31, 2007 would have been approximately $414,925 or $0.04 per share. This amount represents an immediate dilution to new investors of $0.01 per share.

The following table illustrates this dilution per share:

Public offering price per share	$0.05

Book value per share March 31, 2007	$0.01

8,000,000 shares sold

Book value per share after offering	$0.04

Increase per share to existing stockholders	$0.03

Dilution per share to new investors	$0.01

ITEM 7. SELLING SECURITY HOLDERS

N/A

ITEM 8. PLAN OF DISTRIBUTION

We are offering up to 8,000,000 shares of our common stock at $0.05 per share. The common stock will be sold by our President to investors located both inside and outside the United States. Our shares will be sold on a "best efforts" basis with no minimum amount of common stock required to be sold before we can accept funds. No commissions are being paid in connection with the offering. All expenses of the registration statement are estimated to be $15,000 including but not limited to, legal, accounting, printing and mailing fees and will be paid by us.

Our President is not a registered broker-dealer but will be offering our shares pursuant to an exemption from such broker-dealer registration pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 the "Exchange Act". Rule 3a4-1 sets forth those conditions under which a person(s) associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our President is not statutorily disqualified, and is not being compensated. He is and will continue to be our President at the end of the offering and has not been during the last twelve months and is not currently a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. He will receive no selling commissions or other remuneration in conjunction with the offering of the shares on our behalf.

Funds from this offering will immediately be available to us.

Total offering expenses are $15,000. Of the $15,000, the amounts to be paid from the proceeds for expenses of the offering are: $ 13,000 for legal fees; $1,000 for printing our prospectus; $900 for administration fees; and $100 for filing fee.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

The application of the penny stock rules may affect your ability to resell your shares. (See page 17 for rules regarding penny stocks)

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

This offering will start on the effective date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement and

2. deliver a check or US$ denominated funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to 'American Media Systems Co'.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

ITEM 9. LEGAL PROCEEDINGS.

We are not currently involved in any legal proceedings nor do we have knowledge of any threatened litigation.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Directors and executive officers

Directors are elected for a term of one year at the company's annual meeting of shareholders and until his or her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating or compensation committees.

The name, age and position of the Company's director and executive officer is as follows:

Name	Age	Position

Alexander Vesak	50	President, Secretary, Treasurer, Chief Executive Officer, and Director

Term of Office

Mr. Vesak has been a director of the company since its inception on December 6, 2004 and he was elected for a term of one year.

Work Experience of officers and directors

Alexander Vesak

Mr. Vesak has been in the film and production industry for 20 years. He has won numerous awards, including nine Telly Awards. The Telly Awards honor local, regional, and cable television commercials and programs, as well as the video and film productions. His corporate sector work as Director and/or Director of Photography includes commercials for Porsche, Pepsi, Burger King, LG Digital Life, Canada Dry, Jeep, British Aerospace, Pentax Corporation USA, and Knowledge Network. Mr. Vesak has also worked extensively in educational and instructional film including a series on fly-fishing and crafting. Since 1998 he has served as President and CEO of True North Entertainment, a film, video and post-production facility located in Delta, British Columbia, Canada. At True North Mr. Vesak was responsible for the daily management of the studio as well as new business development. In December of 2004 he started American Media Systems Co. Since then he has, and will continue to devote 75% of his time to the company. Prior to his involvement with American Media Systems, he had not been involved with a public company and as such has limited experience with financial accounting and preparation of reports under the Exchange Act. Please see the Risk Factors on page 4.

(b) Significant Employees

We have no significant employees other than our executive management team.

(c) Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

(d) Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(e) Audit committee financial expert

The Registrant's board of directors has determined that none of our directors meet the SEC's definition of an "audit committee financial expert", as defined in Item 401(e)(2) of Regulation S-B and the definition of an "independent director", as defined in Rule 121A of the American Stock Exchange Company Guide.

(f) Audit Committee and Charter

We have an audit committee and audit committee charter. Our audit committee is comprised of our director. A copy of our audit committee charter was filed as an exhibit to the Company Form 10-KSB filed for the Company's 2005 fiscal year and is incorporated into this document by reference. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Code of Ethics

We have adopted a corporate code of ethics that applies to our chief executive officer and our chief financial officer. A copy of the code of ethics was filed as an exhibit to the Company Form 10-KSB filed for the Company's 2005 fiscal year and is incorporated into this document by reference. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Upon written request at our corporate executive office we will deliver to any person free of charge a copy of such code of ethics.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners and management

The following table sets forth information as of the date of this Registration Statement certain information with respect to the beneficial ownership of the Common Stock of the Company concerning stock ownership by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, (iv) and each person known by the Company to own beneficially more than five percent (5%) of the Common Stock. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

(1)	(2)	(3)	(4)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common	Alexander Vesak, 310 Rose Hill Wynd Delta, BC V6M 2L9, Canada	1,012,500	50.6%

Common	All Officers and Directors as a Group (one person)	1,012,500	50.6%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

There are no limitations on future issuance of our common stock to management, promoters or their affiliates or associates. We may issue stock to these individuals for services rendered in lieu of cash payments. An issuance of stock will dilute your ownership in our company and might result in a reduction of your share value. We currently have no plans for the issuance of shares to management or promoters or their affiliates or associates for services rendered.

(c) Changes in Control of the Registrant

If we raise the entire financing pursuant to this SB-2 registration statement and sell a total of 8,000,000 shares, then the current shareholders will account for 20% of the issued and outstanding shares post financing. This financing might therefore result in a change of control of AMS.

See Item 19 - Certain Relationships and Related Transactions

ITEM 12. DESCRIPTION OF SECURITIES

Our securities consist of common stock with a par value of $0.00001 per share. On January 27th, 2006 we affected a split of our common stock on a 2 for 1 basis. On September 29th, 2006 we affected a reverse split of our common stock on a 1 for 2 basis. All of our common stock, issued and unissued, is of the same class and ranks equally as to dividends, voting powers and participation in our assets on a winding-up or dissolution. No common shares have been issued subject to call or assessment. Each common share is entitled to one vote with respect to the election of directors and other matters. The shares of common stock do not have cumulative voting rights.

Therefore, the holders of a majority of shares voting for the election of directors can elect all the directors then standing for election, if they chose to do so, and in such event the holders of the remaining shares will not be able to elect any directors. Our President currently beneficially owns 50.6% of the outstanding shares of the company's common stock and is in a position to influence all matters subject to stockholder vote. See "Security Ownership of Certain Beneficial Owners and Management."

The common shares have no preemptive or conversion rights, and no provisions for redemption, purchase for cancellation, surrender of sinking fund or purchase fund.

Neither our Articles of Incorporation nor our Bylaws contain specific provisions that would delay, defer or prevent a change in control. However, approximately 48,000,000 common shares are authorized but unissued as of May 18, 2007. All of such authorized but unissued shares will be available for future issuance by the Board of Directors without additional shareholder approval. These additional shares may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of AMS by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of AMS.

Our transfer agent is Interwest Transfer Company Inc. 1981 East 4800 South Suite 100 Salt Lake City, Utah 84117, (801) 272-9294

Preferred Stock

Our articles of incorporation do not authorize any shares of preferred stock.

Dividend Policy

To date, we have neither declared nor paid any dividends on our common stock, nor do we anticipate that dividends will be declared or paid in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

Our financial statements for the years ending December 31, 2006 and 2005, included in this prospectus have been audited by Vellmer & Chang, Chartered Accountants, 505 - 815 Hornby Street Vancouver, BC V6Z 2E6, Canada as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

On April 18, 2007, we engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of our company's board of directors. Accordingly, we dismissed Vellmer & Chang, Chartered Accountants ("Vellmer & Chang") as our independent registered public accounting firm.

The reports of Vellmer & Chang on the financial statements of the Company as of and for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2005 and 2006 and through the date of dismissal, there were no disagreements with Vellmer & Chang on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Vellmer & Chang, would have caused Vellmer & Chang to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

On April 18, 2007, we delivered a copy of this information to Vellmer & Chang and Vellmer & Chang, issued a response. The response stated that it agreed with the foregoing disclosure. A copy of their response is attached to our Form 8-K/A filed with the SEC on May 7, 2007 as Exhibit 16.1.

No expert or counsel has been hired on a contingent bases, will receive a direct or indirect interest in American Media Systems, or has acted as a promoter, underwriter, voting trustee, director, officer, or employee of American Media Systems.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

Business Development

American Media Systems Co is a Nevada company incorporated on December 6, 2004. We are a startup film and production company specializing in television and feature film aerial cinematography. We have achieved losses since inception, have relied on the issuance of common stock to fund operations, and have been issued a going concern opinion from our auditors. Our registered office and agent for service is located at 5190 Neil Road, Suite 430 Reno, NV 89502. Our telephone and fax numbers are 1-866-651-2219 and 1-817-549-2216, respectively and our corporate website is www.americanmediasystems.com.

On December 7, 2004 we purchased equipment with a historical cost base of $44,400 for 1,000,000 common shares from Alexander Vesak, our founder. The equipment includes all camera, lighting, audio, and editing equipment necessary to produce instructional DVDs. On December 13, 2004 we signed a marketing agreement with Brand Specialists LLC whereby Brand Specialists LLC retains an exclusive right to market our products to Neighborhood Markets, Wal-Mart, Sam's Club and Wal-Mart SuperCenters in the United States and Canada.

On February 15, 2005 we entered into an agreement with Mr. Vesak, our founder and purchased the intellectual property rights to his instructional DVDs on fly-fishing and crafting. The agreement to purchase the intellectual property included, but was not limited to, all know-how, inventions, patents, revisions, marks, web sites, and copies thereof. The purchase price for the intellectual property was $1 for each series of DVDs. In April of 2005 we started offering aerial cinematography services in addition to the our production and marketing of the instructional DVDs. During the 2005 year the cinematography services accounted for 93% of our revenues. On May 31, 2006 we divested and sold the DVD business to focus our attention on the aerial cinematography business.

ITEM 16. DESCRIPTION OF BUSINESS

Business of Issuer

We are a film and production company specializing in television and feature film aerial cinematography. Aerial cinematography is the process of filming from the air. The process requires specialized personnel such as a pilot, aerial coordinator, and the cinematographer. In addition, highly specialized equipment such as aircrafts, cameras, and mounts are required to give the cinematographer the ability to move and position the camera as needed. The majority of aerial cinematographers use helicopters to perform their duties as the helicopter, when compared to airplanes, offer the most in versatility. The ability for multidirectional flight gives the aerial cinematographer control and finesse over the movement of the camera much like the director of photography would do with any ground-based camera dolly.

The business is characterized by contract work that has clearly defined commencement and completion dates over short engagement periods of days or months. The business relies on the specific skill sets of various consultants and our President. Our President and our various consultants are vital in securing recurring contracts. Our services are marketed to companies within the media industry. Specifically we have customers in the feature film, TV production, and advertising industries.

The demand for our services in the market where we operate is limited and as a consequence less than 10 companies and individuals offer similar services to ours. Our president has been involved in the industry for twenty years and based on past experience we believe we are well positioned to take advantage of any growth in the local market. The demand for our services is, however, primarily determined by the general activity in the industries within which we compete and specifically the genre of movies and feature productions produced. Historically, action movies have had the highest demand for aerial shooting. Since the last quarter of 2006 we have seen a decline in demand as fewer action films, TV productions and commercials requiring aerial footage have been filmed in our market. To date our work has primarily been performed in British Columbia, Canada.

Our specific strategy is to expand and diversify our customer base to reduce our dependence on the local film and TV production industries.

Marketing Plan

Mr. Vesak is a member of the Directors Guild of Canada (DGC) and the International Alliance of Theatrical Stage Employees (IATSE) and he is listed in their directories for the services we provide. The listings generate contacts and requests from companies and studios requiring film and production services. We have developed a 5-minute corporate awareness DVD of completed American Media Systems' film and media projects. The DVD shows out-takes from TV, feature films, and corporate commercials and showcases the type and quality of services we provide for our clients. The DVD is being distributed independently to advertising agencies and to other prospective clients. It is also warehoused in the DGC library for review by prospective clients.

We intend to expand and diversify our customer base and will produce industry specific material highlighting our value proposition within each industry. Specifically, we will target companies within the real estate development, tourism, transportation, and outdoor recreation industries. All of these industries have relied upon aerial photography to market themselves and their products

Industry

We operate within the film and media industries. Specifically we have provided our services to feature films, TV productions, and advertising companies. Although the total number of media productions within our local market is the primary determinant of demand for our services, the market for aerial cinematography is highly specialized and encompasses only a small component of the total local film and media industries. A fraction of all productions include scenes that involve aerial filming and readers are cautioned from drawing conclusions on the demand for our services based on the total size and development of the film and media industries in British Columbia.

According to the British Columbia Film Commission a total of 211 productions were completed during 2005, up 8.8% from 2004 and 24% from 2003. The sector has seen steady growth over the last 10 years and British Columbia is now the third largest center for movie productions in North America after Los Angeles and New York. In the past the sector was helped by favorable tax credits initiated to attract U.S. productions. According to the British Columbia Film Commission the growth in the industry over the last 5 to 10 years have helped local companies develop expertise that is now sought after internationally. This expertise has made it possible for the industry to continue growing even when faced with a significant rise in the Canadian Dollar against the U.S. Dollar, making productions more expensive for U.S. companies. According to the report from the British Columbia Film Commission the total size of the local film industry was CDN $ 1.2 billion in 2005 up from CDN $ 800 million in 2004.

In addition to the film and media industries there is also demand from governments and local and national corporations. Government departments such as the tourism board or local chamber of commerce have sanctioned promotional DVDs that require aerial filming to best showcase an area, city or specific location.

Businesses such as real estate developers, tourism companies, or forestry companies have also on occasion demand for aerial filming. Typically these industrial projects involve filming geographic specific locations for promotional purposes.

Although there are no published statistics on the current size and demand for our services within the government and corporate sectors we believe there is an opportunity to further develop these markets. The provincial government has been reducing taxes and promoting British Columbia as business friendly and a viable location for companies to relocate. The use of aerial cinematography to showcase the province's nature and infrastructure improvements would be an effective promotional supplement in the government's campaign.

Competition

Due to the small size of the market and the high specialization required to provide our services there are no published statistics on the total size or development of the market. We believe there are less than 10 individuals and firms providing this service to the local market and based on our knowledge of the industry we believe we are one of the major providers of aerial cinematography services to the local market. On some projects an aerial cinematographer from outside of the local market is hired, but the standard in the industry is to hire local companies that know the geography and specific attributes of the area. Although this has the effect of protecting some of our local market it also serves to limit our growth opportunities in other geographic areas of the continent.

Raw Materials and Suppliers

Our services are not dependent on raw materials or suppliers.

Customers

Our customers vary from major film studios filming a feature film to local companies producing a commercial for a service or a product. During 2006 we provided our service to a total of 6 different clients. We do not have one or a few major customers and we have no agreements or contract with any company for future work.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no patents, licenses, franchises, concessions, royalty agreements or labor contracts and we are not dependent on government approval for any of our services.

Development Activities

Information regarding the Company's development activities is included in Footnote 1 to the Financial Statements and is incorporated by reference herein.

Impact of Environmental Laws

We are not aware of any federal, state, or local environmental laws that would effect our operations.

Employees

We presently have no full-time employees. We have oral agreements with several consultants to perform film and production services when needed. Our officer, director, and consultants are currently not represented by a collective bargaining agreement.

Reports to Shareholders

We intend to furnish shareholders with annual reports containing audited financial statements and such other periodic reports as we may determine to be appropriate or as may be required by law. We are required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us at the SEC website (http://www.sec.gov).

ITEM 17. MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our need for cash we are attempting to raise money from this offering. All funds from this offering will be used for general working capital purposes.

Other than as described in this paragraph, we have no other financing plans and have made no plans beyond our current business.

(a) Plan of Operation

Our plan of operations for the next 12 months is to continue our business of providing aerial cinematography services to the film and advertising industries and to diversify into government and corporate sectors. We feel that we are well positioned to take advantage of any growth in the local film industry. The funds contemplated in this prospectus will be utilized to pay general working capital expenses such as, but not limited to, office, audit and legal fees. We will also utilize the funds to market our services by customizing our corporate awareness DVD to specific sectors within the economy. We will target those sectors that we believe are poised for growth and could benefit the greatest from our services. We anticipate that this work will require additional consulting, legal, and travel and related expenses as we continue expanding our customer base.

History of Operations

For the year ending December 31, 2006, we realized revenue of $25,020 (2005 - $99,996). The major reason for the reduction in revenue was a slowdown in the demand for our services during the third and fourth quarter of the year. Net loss for the year was $74,999 (2005 - $35,640). The funds contemplated under this offering will be sufficient for twelve months of operations and we believe we will have sufficient liquidity and cash reserves for this period. While these expectations are formulated based upon presumptions, there can be no assurance that in fact such projections will indeed come to fruition. We have ongoing expenses that includes office expense, rent, legal, and accounting expenses. We do not anticipate any additional web site development expenditures and except for legal and accounting fees, which are included in our use of proceeds, we might have to rely on alternative sources of financing, such as shareholders loans, to pay for any unexpected expenditure greater than the allocated amount. We have not entered into any discussions on alternative financings.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

For the quarter ended March 31, 2007, we incurred an operating loss of $12,998 compared to a loss of $14,879 for the same period of 2006. The major components to expenses faced by the company during the quarter was consulting fees of $13,584 (2006 - $14,400), depreciation of $1,527 (2006 - $2,004), and legal fees of $408 (2006 - $1,850). The balance of our expenses during the quarter was rent of $250 (2006 - $5,242), and bank and interest charges of $109 (2006 - $60). As of March 31, 2007 the Company has $55,147 (December 31, 2006 - $40,747) due to related parties, accrued liabilities of $5,314 (2006 - $5,314), accounts payable of $1,610 (2006 - $4,227), and loan payable of $1,000 (2006 - $1,000). The debt is interest free with no stated terms of repayment. There is no long-term debt. The Company may in the future invest in short-term investments from time to time but there can be no assurance that these investments will result in profit or loss.

Our future growth and success will be dependent on our ability to deliver top quality aerial cinematography services, to effectively market these services to the film and media industries, and to diversify our client base to other industries. If we cannot succeed in effectively market our services and generate sales then our prospects for growth are substantially undermined. Without additional capitalization our capacity to survive as a going concern, much less achieve growth, is doubtful.

No engineering, management or similar report has been prepared or provided for external use in connection with the offer of our securities to the public.

(c) Off-balance sheet arrangements.

We have no off-balance sheet arrangements as of the date of this filing.

ITEM 18. DESCRIPTION OF PROPERTY

The Company's corporate headquarters are located at 5190 Neil Road, Suite 430 Reno, NV 89502.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest. Our President, AJ Vesak will act as the company's promoter. On December 7th, 2004 the company issued 1,000,000 shares to Mr. Vesak as payment for computer equipment, video filming and production equipment, and furniture with a historic cost value of $44,400.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market information

Our shares trade on the OTC Bulletin Board under the symbol AMMS. Summary trading by quarter for the years 2006 and 2007 are as follows:

Calendar Quarter		High Bid[1]	Low Bid[1]

2007

	First Quarter	0.45	0.40

2006

	First Quarter	3.00	0.55

	Second Quarter	6.41	3.80

	Third Quarter	3.00	3.00

	Forth Quarter	1.55	0.25

Note:
[1] These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

At May 18, 2007, there were 2,000,000 common shares issued and outstanding.

(b) Holders

At May 18, 2007, there were 60 holders of record plus common shares held by brokerage clearing houses, depositories or otherwise in unregistered form.

(c) Dividends

We have not declared any cash dividends nor are any intended to be declared. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for business development for the foreseeable future.

(d) Securities authorized for issuance under equity compensation plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and right	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	0	0

Equity compensation plans approved by security holders	0	0	0

Total	0	0	0

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker"s or dealer"s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that is subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

ITEM 21. EXECUTIVE COMPENSATION

We do not currently have employment agreements with our executive officer, but expect to sign an employment agreement with him in the next approximately twelve (12) months. Mr. Vesak is currently compensated $4,800 per month. These charges are recorded as payables, are not subject to any interest and only paid from realizes revenues. None of the funds contemplated in this offering will be used to compensate Mr. Vesak. We do not currently have a stock option plan.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)

Alexander Vesak	2006	45,428	0	0	0	0	0	0	0

President, Secretary,	2005	5,332	0	0	0	0	0	0	0

Treasurer	2004	0	0	0	0	0	0	0	0

The following table sets forth information with respect to compensation paid by us to our director during the last completed fiscal year. Our fiscal year end is December 31, 2006.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Alexander Vesak	0	0	0	0	0	0	0

Option/SAR Grants

There were no option/SAR Grants during the 2006 or 2005 fiscal years.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by any named executive officer during the 2006 or 2005 fiscal years and there are no stock options outstanding at December 31, 2006 or at the date of this report.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of directors.

Our Directors do not and will not receive a salary or fees for serving as a director, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. They are not entitled to reimbursement of expenses incurred in attending meetings. There are no compensation arrangements for employment, termination of employment or change-in-control between the named Executive Officers and the company.

ITEM 22. FINANCIAL STATEMENTS

Index to Financial Statements:

1. Audited consolidated financial statements for the fiscal years ending December 31, 2006 and 2005 including:

F-1 Report of Independent Registered Public Accounting Firm;

F-2 Balance Sheets;

F-3 Statements of Operations;

F-4 Statements of Cash Flows;

F-5 Statement of Stockholders' Equity; and

F-6 Notes to Financial Statements.

AMERICAN MEDIA SYSTEMS CO.

FINANCIAL STATEMENTS

December 31, 2006 and 2005

Vellmer & Chang
Chartered Accountants*

505 - 815 Hornby Street
Vancouver, B.C., V6Z 2E6
Tel: 604-687-3776
Fax: 604-687-3778
E-mail: info @ vellmerchang.com
* denotes a firm of incorporated professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

American Media Systems Co.

We have audited the accompanying consolidated balance sheets of American Media Systems Co. as at December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of American Media Systems Co. as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not generate sufficient cash flow from operations to fund its activities and has therefore relied principally upon the issuance of securities for financing, however there can be no assurance it will continue to be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 1. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Vancouver, Canada	"Vellmer & Chang"
March 27, 2007	Chartered Accountants

AMERICAN MEDIA SYSTEMS CO.

BALANCE SHEETS

	December 31	December 31
	2006	2005

ASSETS

CURRENT ASSETS
Cash	$ 63,155	$ 87,821
Account receivable	-	5,189
Sales taxes recoverable	2,447	-
Corporate taxes recoverable	1,596	-
Prepaid expenses	-	5,894
Inventory (Note 4)	-	2,394

	67,198	101,298
EQUIPMENT (Note 3)	27,013	35,029
INTELLECTUAL PROPERTY (Note 5)	-	2
DEFERRED DVD PRODUCTION COST (Note 6 & 11)	-	8,215

TOTAL ASSETS	$ 94,211	$ 144,544

LIABILITIES

CURRENT LIABILITIES
Accrued liabilities	$ 5,314	$ 10,311
Accounts payable	4,227	16,383
Sales taxes payable	-	3,098
Corporate income taxes payable	-	2,738
Loan payable (Note 7)	1,000	-
Advances from related parties (Note 8)	40,747	3,692

Total Liabilities	51,288	36,222

STOCKHOLDER'S EQUITY
COMMON STOCK (Note 9)
Authorized:
50,000,000 shares, $0.00001 par value;
Issued and outstanding:
2,000,000 common shares (December 31, 2005: 2,000,000)	20	20

ADDITIONAL PAID-IN CAPITAL	94,380	94,380

DONATED CAPITAL (Note 10)	67,876	58,276

(DEFICIT)	(119,353)	(44,354)

TOTAL STOCKHOLDERS' EQUITY	42,923	108,322

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 94,211	$ 144,544

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN MEDIA SYSTEMS CO

STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31	December 31
	2006	2005

REVENUE	$ 25,020	$ 99,996

COST OF GOODS SOLD	(8,870)	(24,447)

GROSS PROFIT	16,150	75,549

GENERAL AND ADMINISTRATIVE EXPENSES

Advertising	1,225	-
Audit fees	9,399	8,752
Bad debt	272	-
Bank charges and interest	262	359
Consulting fees	55,163	52,800
Depreciation	8,016	10,555
Loss (gain) on foreign exchange	(253)	894
Legal fees	1,598	4,978
Office	5,343	3,566
Rent	6,711	15,495
Telephone and communication	5,663	13,408
Transfer agent fees	3,089	1,970
Website and software maintenance	-	48

	(96,488)	(112,825)

LOSS FROM OPERATIONS	(80,338)	(37,276)

OTHER INCOME
Film production equipment sale, net	1,621	-

(LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	(78,717)	(37,276)

CORPORATE INCOME TAX RECOVERY (EXPENSE)	2,738	(2,738)

(LOSS) FROM CONTINUING OPERATIONS BEFORE DISCONTINUED OPERATIONS	(75,979)	(40,014)

DISCONTINUED OPERATIONS (Note 11)
Gain (loss) from operations of discontinued Component (including gain on disposal of $273)	980	4,374

NET (LOSS)	(74,999)	(35,640)

Basic and diluted net loss per share from continuing operations	$ (0.04)	$ (0.03)

Basic and diluted net loss per share from discontinued operations	$ (0.00)	$ (0.00)

Basic and diluted net loss per share	$ (0.04)	$ (0.03)

Weighted average shares outstanding	2,000,000	1,246,575

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN MEDIA SYSTEMS CO

STATEMENT OF STOCKHOLDERS' EQUITY

			Additional			Total
	Common Stock		Paid-in	Donated		Stockholders'

	Shares	Amount	Capital	Capital	Deficit	Equity(Deficiency)

Balance on December 31, 2004	1,000,000	$ 10	$ 44,390	$ 676	$ (8,714)	$ 36,362

Issue of common stock for cash at $0.50 per share on October 3, 2005	1,000,000	10	49,990	-	-	50,000

Donated services	-	-	-	57,600	-	57,600

Net (loss) for the year	-	-	-	-	(35,640)	(35,640)

Balance, December 31, 2005	2,000,000	20	94,380	58,276	(44,354)	108,322

Donated services	-	-	-	9,600	-	9,600

Net (loss) for the year	-	-	-	-	(74,999)	(74,999)

Balance, December 31, 2006	2,000,000	$ 20	$ 94,380	$ 67,876	$ (119,353)	$ 42,923

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN MEDIA SYSTEMS CO

STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31	December 31
	2006	2005

OPERATING ACTIVITIES

Net loss	$ (74,999)	$ (35,640)

Items not requiring cash outlay
Consulting fees	9,600	52,800
Depreciation	8,016	10,555
Amortization of deferred DVD production costs	-	780
Gain on sale of subsidiary	(4,783)	-

Cash provided by (used in) changes in operating assets and liabilities
Accounts receivable	5,189	(5,189)
Prepaid expenses	5,894	(5,894)
Inventory	2,394	(2,394)
Accounts payable	(12,156)	14,447
Sales taxes recoverable (payable)	(5,545)	3,098
Accrued liabilities	(4,997)	4,211
Corporate income taxes recoverable (payable)	(4,334)	2,738
Loan payable	1,000	-
Advances from a related party	37,055	2,450

Net cash provided by (used in) operating activities	(37,666)	41,962

FINANCING ACTIVITIES
Issuance of common stock, net	-	50,000

Net Cash provided by financing activities	-	50,000

INVESTING ACTIVITIES
Purchase of equipment	-	(1,881)
Payments for intellectual property	-	(2)
Production of DVDs	-	(2,259)
Cash proceeds from sale of subsidiary	13,000	-

Net cash provided by (used in) financing activities	13,000	(4,142)

Increase in cash	(24,666)	87,820

Cash - beginning of the year	87,821	1

Cash - end of the year	$ 63,155	$ 87,821

SUPPLEMENTAL CASH FLOWS INFORMATION

Interest expense	-	16
Taxes (recoverable) payable	(2,738)	2,738
Foreign exchange (gain) loss	(253)	894

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES

Donated services	9,600	57,600

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated under the laws of the State of Nevada on December 6, 2004. The Company is a startup film and production company that specializes in television and feature film aerial cinematography in North America. On May 31, 2006 the Company sold its instructional DVD segment.

Management has determined that the Company has ceased to be a development stage company as at January 31, 2006, and accordingly, these financial statements do not include the additional information that is required to be disclosed by development stage companies. Prior to the 2006 fiscal year the Company was considered a development stage company.

The Company does not generate sufficient cash flow from operations to fund its activities and has therefore relied principally upon the issuance of securities for financing. The Company intends to continue relying upon the issuance of securities to finance its operations and development activities, however there can be no assurance it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Year End

The Company has elected a December 31st fiscal year end. The accompanying consolidated financial statements cover the years ended December 31, 2006 and 2005.

(b) Principles of Consolidation

The consolidated financial statements of the Company include the accounts of American Media Systems Co., a Nevada incorporated company, and American Media Systems Canada, Ltd. a British Columbia incorporated company. American Media Systems Co. owns 100% of the issued and outstanding shares of American Media Systems Canada Ltd.

All significant intercompany balances and transactions have been eliminated on consolidation.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2006 the Company has $nil cash equivalents (2005 - $nil). As at December 31, 2006, further, the Company has $nil over the federally insured limit (2005 - $nil).

(d) Inventory

Raw materials and supplies and work in progress are valued at the lower of cost and replacement cost, the cost being determined using the first in, first out method. Work in progress includes raw materials, labor and production overhead.

Finished goods inventories are valued at the lower of cost and net realizable value, the cost being determined using the first in, first out method.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(e) Equipment

Equipment is initially recorded at cost and amortized to operations over its estimated useful life at the following amortization rates and methods:

Computer equipment	30% declining balance per annum

Furniture and fixtures	20% declining balance per annum

Video production equipment	20% declining balance per annum

Equipment is written down to its net realizable value if it is determined that its carrying value exceeds the estimated future benefits to the Company.

(f) Revenue Recognition

The Company recognizes revenue when the following criteria have been met:

i. The Company has obtained a contract or a written request from the customer;

ii. the Company has shipped its merchandise to the customer;

iii. the Company is reasonably assured that the revenue is collectible.

(g) Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were $1,225 for the year ended December 31, 2006 and $nil for the year ended December 31, 2005.

(h) Stock-Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" and SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure", an amendment to SFAS No. 123. Accordingly, compensation costs attributable to stock options or similar equity instruments granted to employees are measured at the fair value at the grant date, and expensed over the expected vesting period with a corresponding increase to additional paid-in capital. Transactions in which goods or services are received from non-employees in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. As at December 31, 2006 the Company has not issued any stock options or similar equity instruments.

(i) Basic and Diluted Net Income (Loss) per Share

Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j) Comprehensive Income

In accordance with SFAS 130, "Reporting Comprehensive Income" ("SFAS 130"), comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. For the period ended December 31, 2006 the Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, net income and comprehensive income are identical.

(k) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

(l) Financial Instruments

The Company's financial instruments consist of cash, accounts payable, loan payable and advances from a related party. The carrying value of these financial instruments approximates their fair value based on their liquidity or their short-term nature.

(m) Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered.

Due to the uncertainty regarding the Company's future profitability, the future tax benefits of its losses have been fully reserved for and no net tax benefit has been recorded in the financial statements during the period presented.

(n) Impairment of Long-Live Assets and Long-Live Assets to be Disposed of

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," among other items, establishes procedures for review of recoverability, and measurement of impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 also requires that long-lived assets to be disposed of other than by sale shall continue to be classified as held and used until disposal. Further, SFAS No. 144 specifies the criteria for classifying long-lived assets as "held for sale" and requires that long-lived assets to be disposed of by sale be reported as the lower of carrying amount or fair value less estimated selling costs. Management believes that there has not been any impairment of the Company's long-lived assets as at December 31, 2006.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Foreign Currency Translations

The Company's functional currency is US dollars. Accordingly, foreign currency balances are translated into US dollars as follows:

Monetary assets and liabilities are translated at the year-end exchange rate. Non-monetary assets are translated at the rate of exchange in effect at their acquisition, unless such assets are carried at market or nominal value, in which case they are translated at the year-end exchange rate. Revenue and expense items are translated at the average exchange rate for the year. Foreign exchange gains and losses in the year are included in operations.

(p) Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p) Recent Accounting Pronouncements (Continued)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

NOTE 3 - EQUIPMENT

	2006			2005

		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

	$	$	$	$	$	$

Computer equipment	14,658	(7,608)	7,050	14,658	(4,584)	10,074
Furniture and fixtures	1,423	(521)	902	1,423	(297)	1,126
Video production equipment	30,200	(11,139)	19,061	30,200	(6,371)	22,829

Total	46,281	(19,268)	27,013	46,281	(11,252)	35,029

NOTE 4 - INVENTORY

	December 31, 2006	December 31, 2005

	$	$

Work in Progress	-	-
Finished Goods	-	2,394

	-	2,394

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INTELLECTUAL PROPERTY

On February 15, 2005 the Company purchased the intellectual property to the Mentor Series of Instructional DVDs and the Craft College Series of Instructional DVDs for total consideration of $2 from its sole shareholder and President, Mr. A.J. Vesak. The intellectual property was sold during 2006, see note 11.

NOTE 6 - DVD PRODUCTION COST

During the year ended 2006 the Company sold its DVD production unit, see note 11.

	2006			2005

		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

	$	$	$	$	$	$

DVD production cost	-	-	-	8,995	(780)	8,215

Total	-	-	-	8,995	(780)	8,215

NOTE 7 - LOAN PAYABLE

The loan payable of $1,000 is non-interest bearing, unsecured and has no defined terms of repayment.

NOTE 8 - RELATED PARTY TRANSACTIONS AND BALANCES

The following represents related party transactions and balances not disclosed elsewhere in the financial statements:

(i) During the year ended December 31, 2006, the Company purchased $2,231 (2005 - $Nil) of DVD inventory from True North Entertainment Ltd., a company wholly owned by its President.

(ii) During the year ended December 31, 2006, the Company paid $45,428 in consulting fees to AJ Vesak Ltd (2005 - $Nil), a company wholly owned by its President.

(iii) During the year ended December 31, 2006, the Company received $9,600 of donated consulting services from its President (2005 - $57,600).

(iv) During 2006, the Company did not record any amounts to its President for rent (2005 - $2,400) or web hosting (2005 - $48).

(v) During 2006, the Company realized net revenues of $nil (2005 - $4,057) from AJ Vesak Ltd.

(vi) At December 31, 2006 the Company had no outstanding balance to True North Entertainment Inc., (2005 - $60).

(vii) At December 31, 2006 the Company owes $40,746 to a AJ Vesak Ltd. for expenses paid on behalf of the Company and for services rendered (2005 - $3,692). The amount due is non-interest bearing, has no stated terms of repayment and is unsecured.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS AND BALANCES (Continued)

The transactions between the Company and the related party were consummated at the price agreed upon by the parties.

NOTE 9 - COMMON STOCK

Effective January 27, 2006, the Company completed a two shares for one share stock split. Effective September 29, 2006, the Company completed a one share for two shares stock consolidation. The Company's share transactions disclosed in these financial statements have been restated retroactively to reflect the above stock transactions.

There are no shares subject to warrants, options or other agreements as at December 31, 2006.

NOTE 10 - DONATED CAPITAL

During the 2006 fiscal period, consulting fees in the amount $9,600 (2004: $57,600) were donated by the officer and director of the Company and recorded as donated capital.

NOTE 11 - DISCONTINUED OPERATIONS

During the quarter ended June 30, 2006 the company sold all operations and assets associated with its Instructional DVD segment. Total proceeds from the sale were $13,000 and the Company realized a gain on the sale of $273. The gain is included under the caption 'Gain (loss) from operations of discontinued Component' on the income statement. The carrying amount of assets and liabilities at the time of disposal were $14,841 and $349, respectively. Revenues of $4,070 (2005 - $7,085) and pre-tax profit of $3,110 (2005 - $4,370) are reported in discontinued operations. Subsequent to the disposal, the Company's operations consisted of one operating segment as detailed in Note.

NOTE 12 - CONCENTRATION OF RISK

The Company relies on the expertise of it's President and major shareholder, Mr. Vesak. Mr. Vesak has a thorough knowledge of television and feature film production.

NOTE 13 - INCOME TAXES

No provision for income taxes has been made for the period presented as the Company has incurred net losses. The potential benefits of the net operating losses carried forward have not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, and the elected amount of the valuation allowance are as follows:

	December 31, 2006	December 31, 2005
	$	$
Net operating loss carry forwards (expiring in 2024-2025)	54,083	nil
Statutory tax rate	15% - 36%	15% -36%
Deferred tax assets	20,061	nil
Less: Valuation allowance	(20,061)	nil

Net deferred tax assets	-	-

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - INCOME TAXES (Continued)

	December 31, 2006	December 31, 2005

Statutory and effective tax rates	15% - 36%	15% - 36%

Income taxes expense (recovery) at the	25,482	(3,931)
Effective tax rate

Permanent timing differences
Donated consulting services	(3,456)	(7,920)

Tax losses carryforward recognized (deferred)	(24,764)	9,113

Corporate income taxes expense (recovery)	(2,738)	2,738

NOTE 14 - COMPARATIVE FIGURES

Certain of the amounts for the 2005 fiscal year have been reclassified to conform to the presentation adopted for the current fiscal year.

AMERICAN MEDIA SYSTEMS CO.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007

AMERICAN MEDIA SYSTEMS CO.

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2007	2006
	(unaudited)	(audited)

ASSETS

CURRENT ASSETS
Cash	$ 60,840	$ 63,155
Account receivable	1,948	-
Sales taxes recoverable	3,126	2,447
Corporate taxes recoverable	1,596	1,596

	67,510	67,198
EQUIPMENT	25,486	27,013

TOTAL ASSETS	$ 92,996	$ 94,211

LIABILITIES

CURRENT LIABILITIES
Accrued liabilities	$ 5,314	$ 5,314
Accounts payable	1,610	4,227
Loan payable	1,000	1,000
Advances from related parties	55,147	40,747

Total Liabilities	63,071	51,288

STOCKHOLDER'S EQUITY
Common stock
Authorized:
50,000,000 shares, $0.00001 par value;
Issued and outstanding:
2,000,000 common shares (December 31, 2006: 2,000,000)	20	20

Additional paid-in capital	94,380	94,380
Donated capital	67,876	67,876
Deficit accumulated during the development stage	(44,354)	(44,354)
Accumulated deficit	(87,997)	(74,999)

TOTAL STOCKHOLDERS' EQUITY	29,925	42,923

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 92,996	$ 94,211

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN MEDIA SYSTEMS CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months	Three months
	ended	Year ended
	March 31,	March 31,
	2007	2006

REVENUE	$ 1,830	$ 12,262

COST OF GOODS SOLD	-	(348)

GROSS PROFIT	1,830	11,914

GENERAL AND ADMINISTRATIVE EXPENSES

Advertising	-	1,225
Bank charges and interest	109	60
Consulting fees	13,584	14,400
Depreciation	1,527	2,004
Loss (gain) on foreign exchange	(425)	(364)
Legal fees	408	1,850
Office	-	2,148
Rent	250	5,242
Telephone and communication	(625)	1,346
Transfer agent fees	-	525

	(14,828)	(28,436)

LOSS FROM OPERATIONS	(12,998)	(16,522)

OTHER INCOME
Film production equipment sale, net	-	1,643

(LOSS) FROM CONTINUING OPERATIONS	(12,998)	(14,879)

DISCONTINUED OERATIONS
Gain from operations of discontinued Component	-	957

NET (LOSS)	(12,998)	(13,922)

Basic and diluted net loss per share	$ (0.01)	$ (0.01)

Weighted average shares outstanding	2,000,000	2,000,000

The accompanying notes form an integral part of these consolidated financial statements.

AMERICAN MEDIA SYSTEMS CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months	Three months
	ended	ended
	March 31	March 31
	2007	2006

OPERATING ACTIVITIES

Loss from operations	$ (12,998)	$ (13,922)

Items not requiring cash outlay
Consulting fees	-	9,600
Depreciation	1,527	2,004
Amortization of deferred DVD production costs	-	315

Cash provided by (used in) changes in operating assets and liabilities
Accounts receivable	(1,948)	(4,329)
Prepaid expenses	-	2,909
Inventory	-	(3,742)
Accounts payable	(2,617)	(6,785)
Sales taxes payable	(679)	1,711
Accrued liabilities	-	(10,311)
Deferred revenue	-	5,671
Advances from a related party	14,400	-

Net cash used in operating activities	(2,315)	(16,879)

Increase in cash and cash equivalents	(2,315)	(16,879)

Cash and cash equivalent - beginning of the period	63,155	87,821

Cash and cash equivalent - end of the period	$ 60,840	$ 70,942

Supplemental Disclosure

Interest expense	(16)	-
Taxes	-	-
Foreign exchange gain	425	364

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES

Donated services	-	9,600

The accompanying notes form an integral part of these consolidated financial statements.

AMERICAN MEDIA SYSTEMS CO

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

These unaudited financial statements have been prepared in accordance with the instructions to SEC Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such instructions. These unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto as at December 31, 2006.

In the opinion of the Company's management, all adjustments considered necessary for a fair presentation of these unaudited financial statements have been included and all such adjustments are of a normal, recurring nature. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of the results that can be expected for the year ended December 31, 2007.

NOTE 2 - COMMON STOCK

Effective January 27, 2006, the Company completed a two shares for one share stock split. Effective September 29, 2006, the Company completed a one share for two shares stock consolidation. The Company's share transactions disclosed in these financial statements have been restated retroactively to reflect the above stock transactions.

There are no shares subject to warrants, options or other agreements as at March 31, 2007.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of the Company provide for indemnification of its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Bylaws of the Company further states that the Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, the Company has yet to purchase any such insurance and has no plans to do so.

The Articles of Incorporation of the Company states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

The Articles of Incorporation of the Company further states that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Total offering expenses are $15,000. Of the $15,000, the amounts to be paid from the proceeds for expenses of the offering are: $ 13,000 for legal fees; $1,000 for printing our prospectus; $900 for administration fees; and $100 for filing fee.

ITEM 26 RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Alexander J. Vesak Rosehill Wynd, Delta, BC Canada	Dec 7, 2004	1,000,000	$44,400

We issued the foregoing restricted shares of common stock to our present officer and director, Alexander Vesak pursuant to Section 4(2) of the Securities Act of 1933. He was a sophisticated investors, was officers and directors at the time of purchase, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant's Form 8-K/A report filed with the Securities and Exchange Commission, SEC file # 000-51568 on May 7, 2007. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Description
16.1	Letter from Vellmer & Chang

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

3.1	* Articles

3.2	* By-Laws etc

4.1	* Specimen Stock Certificate

5.1	* Opinion regarding legality of securities being registered and consent from Conrad Lysiak

23.1	Consent from Vellmer Chang Chartered Accountants

99.2	* Subscription Agreement

* These documents have been filed with previous SB-2 on March 7, April 25, June 2 2005 , or June 1, 2007 and have been included by reference.

ITEM 28. UNDERTAKINGS.

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.
(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	For determining any liability under the Securities Act of 1933:

(i)

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on June 26 , 2007.

American Media Systems Co.

Signature	Title	Date

. Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, principal accounting officer, and sole Director	June 26 , 2007

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

. Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, principal accounting officer, and sole Director	June 26 , 2007